UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):March 20, 2019

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, The Michaels Companies, Inc. (the “Company”), Michaels Stores, Inc. (“MSI”) and Carl S. Rubin entered into an Addendum and Amendment to Separation Letter (the “Addendum”) to supplement and amend the separation letter agreement entered into between the parties on February 27, 2019 (the “Separation Agreement”) in connection with Mr. Rubin’s transition out of his role as the Company’s Chairman and Chief Executive Officer. Among other provisions, the Addendum provides that:  (1) Mr. Rubin’s equity awards that are scheduled to vest, in part, on September 14, 2019 and September 30, 2019, respectively, will vest on his separation date, which is expected to be April 1, 2019, as though Mr. Rubin had remained in continuous employment with MSI through such scheduled vesting dates, pro rated based on the number of days he was employed with MSI since the prior vesting dates of September 14, 2018 and September 30, 2018, respectively, (2) Mr. Rubin will have up to two years from his separation date to exercise 62.5% of his vested but unexercised options and up to 60 days to exercise the remaining 37.5% of such options and (3) the parties agree to certain mutual non-disparagement obligations.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by the full text of the Addendum, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Addendum and Amendment to Separation Letter, dated March 20, 2019, among The Michaels Companies, Inc., Michaels Stores, Inc. and Carl S. Rubin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer Executive Vice President, General Counsel and Secretary

Date: March 22, 2019